UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): January 6, 2005



                         EXCEL TECHNOLOGY, INC.

         (Exact name of Registrant as specified in Charter)


          Delaware                    0-19306            11-2780242
(State or other jurisdiction of    (Commission         (I.R.S. Employer
         Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of Principal Executive Offices) (zip code)

   Registrant's Telephone Number, including area code:  (631)-784-6175
                                                        ..............

                             Not applicable
      ............................................................
      (Former name or former address, if changed since last report)


ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     (i) On December 27, 2004 Excel Technology, Inc. (the"Registrant") entered into an employment contract with Alice Varisano to be named Chief Financial Officer and Vice President of Human Resources.

     (ii) During the Employment Period, the Employee shall receive a salary at a rate of $275,000 per annum, a yearly bonus as determined by the Board, which bonus shall not be less than $50,000. The Employee shall be granted be granted a fully-vested ten-year stock option to purchase 40,000 shares of the Company's common stock.

     (iii) If the Employee's employment is terminated without Cause, the Employer is obligated to pay all earned but unpaid compensation, plus a severance payment of one year. If the Employee's employment is terminated due to a Change in Control then the Employer shall be obligated to pay the Employee all earned but unpaid salary plus a lump sum severance payment equal to two times Compensation in effect at that date of termination.


.............................



ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFIERS

          (i) The Company has appointed Alice Varisano, 51 as the Chief Financial Officer as of December 27, 2004. Alice Varisano was a Principal with 16 years of public accounting experience at Ernst & Young LLP. The terms of the employment agreement is listed under Item 1.01.


                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EXCEL TECHNOLOGY, INC.


Date: January 6, 2005
                                           By:/s/ Antoine Dominic
                                              ......................
                                              Antoine Dominic, President
                                              and Chief Executive Officer








Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549